Exhibit 10.1
FORM OF SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Subscription Agreement”) is being entered into as of May 7, 2026, by and between Kodiak AI, Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (the “Investor”). The purchase and sale of Securities (as defined below) pursuant to this Subscription Agreement are referred to in this Subscription Agreement as the “Transaction.” The Company may enter into one or more subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”). As set forth on the signature page to this Subscription Agreement, the aggregate purchase price to be paid by the Investor for the subscribed Common Stock (as defined below) and Warrant (as defined below) is referred to in this Subscription Agreement as the “Subscription Amount.”

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Subscription Agreement, and intending to be legally bound under this Subscription Agreement, each of the Investor and the Company acknowledges and agrees as follows:
1.Subscription. The Investor irrevocably subscribes for and agrees to purchase from the Company (i) the number of shares of Common Stock set forth on the signature page to this Subscription Agreement (the “Shares”) and (ii) a Warrant, and the Company irrevocably agrees to issue and sell to the Investor such Shares and such Warrant, in each case, on the terms and subject to the conditions provided for in this Subscription Agreement.
2.Closing.
a.The closing of the Transaction (the “Closing”) shall take place remotely on May 8, 2026, or such other date as is mutually agreed upon, orally or in writing, between the parties hereto so long as such date occurs prior to the Outside Date (as defined below), subject to the satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below. The date on which the Closing occurs is herein referred to as the “Closing Date”.
b.On or before the Closing Date, the Investor shall deliver to the Company: (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company to be held in escrow until the Closing; and (ii) any other information that is reasonably requested by the Company in order for the Company to issue the Shares and Warrant. Without limiting the generality of the foregoing, such information shall include the legal name of the person in whose name such Shares and the Warrant are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.
c.On the Closing Date, the Company shall: (i) issue to the Investor the Shares; and (ii) issue to the Investor a Warrant registered in the name of the Investor to purchase up to a number of shares of Common Stock equal to 100% of the number of Shares purchased by the Investor hereunder, rounded down to the nearest whole share, subject to adjustment as set forth therein. Subsequently, the Company shall cause the Shares to be registered in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Investor on the Company’s share register. The Company shall use commercially reasonable efforts to provide a copy of the records of the Company’s transfer agent showing the Investor (or its nominee or custodian) as the owner of the Shares on and as of the Closing Date.
d.Notwithstanding the foregoing, the Company’s obligation to issue the Shares and the Warrant to the Investor is contingent upon the Company having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within three (3) business days following the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor.
3.Closing Conditions.
a.The parties’ obligation to consummate the Transaction pursuant to this Subscription Agreement is subject to the following conditions:
(i)No suspension of the offering or sale of the Shares shall have been initiated or, to the Company’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC”); and
(ii)no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect making the consummation of the transactions contemplated under this Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated under this Subscription Agreement and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.
b.The Company’s obligation to consummate the Transaction pursuant to this Subscription Agreement shall be subject to the conditions that: (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) except for the representations and warranties made only as of a specific date, which shall be made as of such date and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.
c.The Investor’s obligation to consummate the Transaction pursuant to this Subscription Agreement shall be subject to the conditions that:
(i)all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date except for the representations and warranties made only as of a specific date, which shall be made as of such date;
(ii)all obligations, conditions, covenants and agreements of the Company required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects;

(iii)from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing;
(iv)the Company shall have filed with The Nasdaq Stock Market LLC (“Nasdaq”) an application or supplemental listing application for the listing of the Shares and Warrant Shares (as defined below);
(v)there shall have been no amendment, waiver or modification to the Other Subscription Agreements that gives rise to material economic benefits to the Other Investors unless the Investor has been offered the same benefits; and
(vi)there shall have been no Material Adverse Effect with respect to the Company since the date hereof.
4.Further Assurances. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Transaction as contemplated by this Subscription Agreement.
5.Company Representations and Warranties. The Company represents and warrants to the Investor and the Placement Agents that as of the date of this Subscription Agreement and in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of the Closing Date except for the representations and warranties made only as of a specific date, which shall be made as of such date:
a.The Company is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all (corporate or otherwise) power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Warrant, and the Other Subscription Agreements (collectively, the “Transaction Documents”).
b.As of the Closing Date, the Shares and the Warrant Shares will be duly authorized and, when issued and delivered to the Investor against full payment for such Shares and Warrant Shares in accordance with the terms of this Subscription Agreement and the Warrant, as applicable, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or under the General Corporation Law of the State of Delaware.
c.As of the Closing Date, the Warrant Shares issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon exercise of the Warrant.

d.This Subscription Agreement has been duly authorized and has been duly executed and delivered by the Company. As of the Closing Date, the other Transaction Documents will have been duly authorized, executed and delivered by the Company. Assuming that (i) this Subscription Agreement constitutes the valid and binding agreement of the Investor and (ii) each other Transaction Document constitutes the valid and binding agreement of each other party thereto, this Subscription Agreement and the other Transaction Documents constitute the valid and binding agreement of the Company and are enforceable against the Company in accordance with their terms, except, in each case, as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
e.The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Securities and the compliance by the Company with all provisions of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or on the validity of the Securities or the ability or legal authority of the Company to timely comply in all material respects with the terms of the Transaction Documents, including the issuance of the Securities (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.
f.Except as would not have a Material Adverse Effect, the Company has timely made all filings, forms, reports, statements, schedules, prospectuses, registration statements and other documents required to be filed by the Company with the SEC since September 24, 2025 (the “SEC Reports”). As of their respective dates, all SEC Reports required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. When filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect to such financial statements as in effect at the time of filing and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

g.Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor. The Securities: (i) were not offered by any form of general solicitation or general advertising, including under any circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the Transaction or would require registration of the Securities under the Securities Act; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
h. As of the date of this Subscription Agreement, the issued and outstanding Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “KDK.” Except as disclosed in the Company’s filings with the SEC, as of the date of this Subscription Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC to prohibit or terminate the listing of the Company’s Common Stock under the Exchange Act. The Company has taken no action that is designed to, or would reasonably be expected to result in, termination of the registration of the Common Stock under the Exchange Act.
i.As of the date of this Subscription Agreement, the Company has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in the Company other than the Other Subscription Agreements. No side letter or similar agreement or Other Subscription Agreement with any Other Investor contains economic terms more favorable to such Other Investor than those set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement. For the avoidance of doubt, the following shall not be considered more favorable terms than those under this Subscription Agreement: any adjustment to the Company’s 9.99% Series A Cumulative Convertible Preferred Stock or warrants to purchase Common Stock (to the extent such warrants were issued pursuant to those certain Subscription Agreements dated September 15, 2025 or those certain Non-Redemption Agreements dated September 24, 2025, each by and between and the Company and the Investor party thereto) that may be held by any Other Investor resulting from the waiver of certain of such Other Investor’s anti-dilution rights in connection with the Transaction. Commercial arrangements are not covered by this Section 5(i).
j.The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Securities pursuant to this Subscription Agreement), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company is in compliance with all applicable laws and rules of Nasdaq except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
k.As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 2,000,000,000 shares, of which 1,980,000,000 shares are Common Stock, $0.0001 par value per share (the “Common Stock”), and 20,000,000 shares are Preferred Stock, $0.0001 par value per share. As of March 31, 2026: (i) 142,155 shares of Preferred Stock were issued and outstanding; (ii) 183,727,054 shares of Common Stock were issued and outstanding; and (iii) warrants to purchase

64,838,943 shares of Common Stock were issued and outstanding (each such existing warrant, a “Kodiak Warrant”). Except as disclosed in the Company’s SEC Reports or other filings, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity securities or capital equity of the Company. As of the date of this Subscription Agreement, except as set forth above and pursuant to the Other Subscription Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity securities of or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the agreements publicly filed with the SEC. Except for the anti-dilution provisions as set forth in certain of the Kodiak Warrants and in the Certificate of Designation for the Preferred Stock, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of: (i) the Securities pursuant to this Subscription Agreement; or (ii) the Securities to be issued pursuant to any Other Subscription Agreement.
l.As of the date this Subscription Agreement, except as would not reasonably be expected to have a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.
m.The Company is in compliance with all applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. As of the date of this Subscription Agreement, the Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law except where such noncompliance, default or violation would not reasonably be expected to have a Material Adverse Effect.
n.The Company has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Securities pursuant to this Subscription Agreement other than to the Placement Agents (as defined below). Other than the Placement Agents, the Company is not aware of any person that has been paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities in connection with the Subscription Agreements.
o.The Company is not, and immediately after receipt of payment for the Securities will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
p.The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the “Code”), a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
q.The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, would reasonably be expected to be integrated with the Securities sold pursuant to this Subscription Agreement for purposes of the Securities Act.

r.The Company and its subsidiaries have good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries.
s.The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.
t.The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Except as disclosed in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Reports, the Company is not aware of any material weakness in its internal controls over financial reporting.
u.The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business as described in the SEC Reports, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and none of the Company or its subsidiaries have received any notice of proceedings relating to the revocation or modification of any Material Permit.
v.The Company and its subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their business as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of the Company or its subsidiaries have received any notices (written or otherwise) that any of the Intellectual Property Rights have expired, terminated or been abandoned, or is reasonably expected to expire or terminate or be abandoned, within two (2) years from the date of this Subscription Agreement except as would not reasonably be expected to have a Material Adverse Effect. None of Company or its subsidiaries have received, since December 31, 2025, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person (as defined below), except as would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

w.Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (ii) the Company has implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iii) the Company has implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.
x.The Company, its subsidiaries and, to the Company’s knowledge, all of its officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance in all material respects with and its participation in the offering will not violate: (i) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (ii) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
y.Neither the Company nor its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not, directly or indirectly, use the proceeds of the Transaction hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
z.Anything in this Subscription Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the Closing of this transaction or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Investor, and counter-parties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.
6.Investor Representations and Warranties. The Investor represents and warrants to the Company and the Placement Agents that as of the date of this Subscription Agreement and in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of the Closing Date except for the representations and warranties made only as of a specific date, which shall be made as of such date:
a.The Investor: (i) has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation; and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
b.This Subscription Agreement has been duly authorized, executed and delivered by the Investor. Assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c.The execution, delivery and performance of this Subscription Agreement, the purchase of the Securities, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Securities.
d.The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee is, and on each date on which it exercises any Warrant will be: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A; (ii) acquiring the Securities only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Subscription Agreement on behalf of each owner of each such account; and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed Schedule A following the signature page to this Subscription Agreement and the information contained on Schedule A is, and on each date on which the Investor exercises any Warrant will be, accurate and complete.
e.The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee on the date hereof and on each date on which it exercises any Warrant: (i) is and will be an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has and will have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
f.The Investor acknowledges and agrees: (i) that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act; (ii) the Securities have not been registered under the Securities Act; and (iii) that the Company is not required to register the Securities except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to the Company or one of its subsidiaries; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Securities will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities; and (iii) as a consequence, Investor may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act on the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.
g.The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.
h.The Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income

Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
i.The Investor acknowledges and agrees that the Investor has received and has had the opportunity to review and understand such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review the Company’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s) have deemed necessary to make an investment decision with respect to the Securities. The Investor has received and has had the opportunity to review and understand the materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The Investor acknowledges that the Company offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements.
j.The Investor acknowledges that certain information provided to it was based on forecasts. The Investor understands and agrees that such forecasts were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties many of which are outside of the Company’s control. Consequently, Investor acknowledges and agrees that actual results may differ materially from those contained in the forecasts and that the Company does not guarantee the accuracy of any such forecasts. The Investor acknowledges that all forward-looking information and forecasts were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or forecasts.
k.The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Company or a representative of the Company. Investor acknowledges that the Securities were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities: (i) were not offered to it by any advertising or, to its knowledge, general solicitation; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. In making its investment or decision to invest in the Company, the Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in this Subscription Agreement. Neither the Investor, nor to its knowledge any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Securities.
l.The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s SEC Reports. The Investor: (i) is able to fend for itself in the Transaction contemplated in this Subscription Agreement;

(ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities. The Investor will not look to TD Securities (USA), LLC, Cantor Fitzgerald & Co., Oppenheimer & Co. Inc. or any of their respective affiliates, in each’s capacity as placement agent (collectively, the “Placement Agents”), for all or part of any such loss or losses the Investor may suffer. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Securities; (ii) has no need for liquidity with respect to its investment in the Securities; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities.
m.Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.
n.In making its decision to purchase the Securities, the Investor has relied solely upon its own independent investigation and that of its advisors, if any. Without limiting the generality of the foregoing, the Investor has not relied (and disclaims reliance) on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Company, the Transaction, this Subscription Agreement, the Securities or the offer and sale of the Securities.
o.The Investor acknowledges and agrees that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons: (i) have not provided the Investor with any information or advice with respect to the Securities; (ii) have not made or make any representation, express or implied as to the Company, the Company’s credit quality, the Securities or the Investor’s purchase of the Securities; (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Securities; (iv) may have acquired, or during the term of the Securities may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it; (v) may have existing or future business relationships with the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships); (vi) will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Securities, and that certain of these actions may have material and adverse consequences for a holder of Securities.
p.The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Securities or as to the other matters referred to in this Subscription Agreement. Investor also acknowledges that it has not relied on any investigation that the Placement Agents, any of its affiliates or any person acting on their behalf have conducted with respect to the Securities or the Company. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of its respective affiliates.

q.The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.
r.The execution, delivery and performance by the Investor of this Subscription Agreement are within the Investor’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligation under this Subscription Agreement. If the Investor is not an individual, the execution, delivery and performance by the Investor of this Subscription Agreement will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine. If the Investor is an individual, the signatory has legal competence and Investor has the capacity to execute this Subscription Agreement. If the Investor is not an individual, the signatory has been duly authorized to execute this Subscription Agreement. Assuming that this Subscription Agreement constitutes the valid and binding obligation of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
s.The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to such Investor. Such Investor has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government (through the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), except as permitted thereby.
t.No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Securities.
u.No Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Company or its subsidiaries or any of their respective businesses, or the Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company.
v.In connection with the issue and purchase of the Securities, no Placement Agents has acted as the Investor’s financial advisor or fiduciary.

w.The Investor, when required to deliver payment to the Company pursuant to Section 2 above, will have sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Securities pursuant to this Subscription Agreement.
x.Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first became aware of the potential Transaction from the Company or any other Person representing the Company and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.
y.The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.
z.If the Investor is or is acting on behalf of: (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”); or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Securities; (B) none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Securities; and (C) its purchase of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.
7.Registration Rights.

a.On or prior to the Closing Date, and in no event later than 30 calendar days after the Closing Date (such deadline, the “Filing Deadline”), the Company will endeavor to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration

Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) five (5) business days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement. Notwithstanding the foregoing, if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to cause the Company to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. The Company’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Shares. Investor shall also execute documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding anything to the contrary in this Subscription Agreement, in connection with the obligations of the Company under this Section 7, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one (1) business day thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of: (i) the second anniversary of the Effectiveness Date of the Registration Statement registering all Shares for resale by the Investor; (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement; or (iii) the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale the number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.

b.For as long as the Investor holds the Warrant or, if shorter, through the date of expiration, or redemption or termination of the Warrant in accordance with the provisions of the Warrant, the Company will use commercially reasonable efforts to qualify the Warrant Shares for listing on the stock exchange on which the Common Stock is then listed. For as long as the Investor holds Warrant or, if shorter, through the date of expiration, or redemption or termination of the Warrant in accordance with the provisions of the Warrant, the Company will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Warrant Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.
c.The Company may suspend the use of any such Registration Statement if the board of directors of the Company determines in good faith that either in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act (a “Suspension Event”). Notwithstanding the foregoing, (i) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days, not more than twice or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period and (ii) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. The Company shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Shares where, following such sale, subsequent public distribution of such shares shall not require registration under the Securities Act.
d.The Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing the Investor’s ownership of the Shares, and the Company shall issue a certificate (or evidence of the issuance of such securities in book-entry form) without such restrictive legend or any other restrictive legend to the Investor, if: (i) such Shares are sold or transferred pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such sale, subsequent public distribution of such shares shall not require registration under the Securities Act; or (ii) such Shares are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). Following Rule 144 becoming available for the resale of such Shares without volume or manner-of-sale restrictions, the Company, upon the written request of Investor and after providing the Company with all customary documentation, shall instruct the Company’s transfer agent to remove the legend from such Shares (in whatever form) and shall use commercially reasonable efforts to cause the Company’s counsel to issue any legend removal opinion required by the transfer agent.
e.At its expense, the Company shall use commercially reasonable efforts to advise the Investor within five (5) business days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included in such Registration Statement or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. The Company shall use commercially reasonable efforts to promptly provide written notice of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading. The notice sent by the Company pursuant to the preceding sentence shall not contain any material non-public information other than the description of such event, which the parties agree may constitute material non-public information. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as the Company is permitted under this Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included in such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
f.For purposes of this Section 7:
(i)“Shares” shall include, as of any date of determination, (A) the Shares, (B) the Warrant Shares and (C) any other equity security issued or issuable with respect to such Shares or Warrant Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.
(ii)“Investor” shall include any person or entity to which the rights under this Section 7 shall have been duly assigned.
g.Notwithstanding any termination of this Subscription Agreement, the Company shall indemnify, defend and hold harmless the Investor, the officers, directors, partners, members, managers, stockholders, and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable and documented costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. The indemnity obligation set forth in this Section 7(g) shall not apply, however, to the extent that any untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use in any of the SEC filings referenced in this Section 7(g). The Company shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Notwithstanding the foregoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company.
h.The Investor shall, severally and not jointly with any Other Investor, indemnify and hold harmless the Company, its directors, officers, partners, members, managers, stockholders, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein. Notwithstanding the foregoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor.
i.Any person or entity entitled to indemnification pursuant to this Subscription Agreement shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification under this Subscription Agreement to the extent such failure has not prejudiced the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Without the consent of the indemnified party, no indemnifying party shall consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include an unconditional release of the indemnified party from all liability in respect to such claim or litigation.

j.The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.
k.If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to in this Section 7, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Subject to the limitations set forth in this Section 7, the amount paid or payable by a party as a result of the Losses shall be deemed to include any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(k) from any person or entity who was not guilty of such fraudulent misrepresentation.
8.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Subscription Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) upon the mutual written agreement of each of the parties to terminate this Subscription Agreement; or (b) May 11, 2026 (the “Outside Date”), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations under this Subscription Agreement (the termination events described in clauses (a)–(b) above, collectively, the “Termination Events”). Nothing in this Subscription Agreement will relieve, however, any party from liability for any willful breach of this Subscription Agreement prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Section 7(g) through (k), this Section 8, Sections 9 through 12 and Section 14 of this Subscription Agreement will survive any termination of the Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to the Company in connection with this Subscription Agreement shall promptly (and in any event within one business day) be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.
9.Miscellaneous.
a.Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Securities acquired under this Subscription Agreement, if any) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Subscription Agreement and all or a portion of the Investor’s rights and obligations hereunder may be assigned to one or more funds or accounts managed by the same investment manager as the Investor or by or to an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Company. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement. Notwithstanding the foregoing, no assignment pursuant to this Section 9(a) shall relieve the Investor of its obligations under this Subscription Agreement.
b.The Company may request from the Investor such additional information as the Company deems reasonably necessary to register the resale of the Securities and evaluate the eligibility of the Investor to acquire the Securities. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. The Company agrees to keep any such information provided by Investor confidential except: (i) as necessary to include in any registration statement the Company is required to file under this Subscription Agreement; (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Investor’s Shares or Warrant Shares for resale pursuant to Section 7. Investor also agrees that, without any liability under this Subscription Agreement, the Company may reject the Investor’s Subscription Amount prior to the Closing Date in the event the Investor fails to provide such additional information requested by the Company to evaluate the Investor’s eligibility or the Company determines that the Investor is not eligible. The Investor acknowledges that the Company may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.
c.The Investor acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Company if they are no longer accurate in any respect). If the Company receives such notice from Investor, the Company will use commercially reasonable efforts to promptly notify the Placement Agents. The Investor acknowledges and agrees that each purchase by the Investor of Securities from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Investor as of the time of such purchase contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Material Adverse Effect, in which case the Company shall notify the Investor if they are no longer accurate in any respect). The Company acknowledges and agrees that each sale by the Company of Securities to the Investor will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Company as of the time of such purchase.
d.The Company, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered under this Subscription Agreement. The foregoing clause of this Section 9(d) shall not, however, give the Placement Agents any rights other than those expressly set forth in this Subscription Agreement.
e.This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties. No failure or delay of either party in exercising any right or remedy under this Subscription Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Subscription Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.
f.This Subscription Agreement (including Schedule A) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of the Subscription Agreement. Except as set forth in Section 7 with respect to any indemnified person, Section 8, Section 9(c), Section 9(d), Section 9(e), this Section 9(f), the last sentence of Section 9(j) and Section 10 with respect to the persons specifically referenced in that Section, and Section 5, Section 6, Section 9(c), Section 9(d) and Section 10 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
g.Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. The agreements, representations, warranties, covenants and acknowledgments contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
h.If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Subscription Agreement and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
i.This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including.pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
j.The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. Consequently, the parties acknowledge and agree that a party shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement. The parties also acknowledge and agree that the foregoing equitable remedies shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
k.This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.
l.Each party under this Subscription Agreement, and any person asserting rights as a third party beneficiary in accordance with Section 9(f) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated under this Subscription Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, but only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”). Each party under this Subscription Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9(l) is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9(l) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
m.Any notice or communication required or permitted under this Subscription Agreement to any Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to the Company.
10.If to the Company, to:
Kodiak AI, Inc.
1045 Terra Bella Avenue
Mountain View, CA 94043
Attn: Chief Legal Officer

Email: [***]

11.with copies (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn: Melissa Rick; Austin March
E-mail: [***];
[***]

12.Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in this Subscription Agreement, in making its investment or decision to invest in the Company. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreements related to the private placement of the Securities (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any Non-Party Affiliate (as defined below) other than the Company as expressly provided for in this Subscription Agreement, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to: (x) this Subscription Agreement or any Other Subscription Agreements related to the private placement of the Securities or other Equity Interests; (y) the negotiation of this Subscription Agreement, its subject matter or the private placement of the Securities; or (z) the transactions contemplated under this Subscription Agreement or under any Other Subscription Agreements related to the private placement of the Securities or other Equity Interests. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Subscription Agreement, as expressly provided in this Subscription Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, the Placement Agents or any Non-Party Affiliate concerning the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated under this Subscription Agreement. “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, any Placement Agent or any of the Company’s or any Placement Agents’ controlled affiliates or any family member of the foregoing.

13.Disclosure. By 5:30 p.m. (New York City time) on May 7, 2026 (the “Disclosure Time”), the Company shall issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”), to the extent not previously disclosed, disclosing all material terms of the transactions contemplated under this Subscription Agreement and by the Other Subscription Agreements and any other material, nonpublic information that the Company or any of their officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents have provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of the Company, the Investor shall not be in possession of any material, non-public information received from the Company or any of their officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents. Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except: (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading; or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 11. Prior to any disclosure permitted under subclause (i) or (ii) of the preceding sentence, to the extent permitted under law, the Company shall use commercially reasonable efforts to provide the Investor with prior written notice of such disclosure and shall reasonably consult with the Investor regarding such disclosure.

14.Additional Agreements.
a.Subject to Section 11, neither the Company nor any of its controlled affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Investor (whether in connection with the Company or in the Investor’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Investor’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except: (i) as authorized in writing by the Investor in each such instance (electronic mail to suffice); or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”). Subject to Section 11, if disclosure is required pursuant the preceding sentence, the disclosing member of the Company Group will, as soon as practicable, notify the Investor of such requirement (except where prohibited by Applicable Law) so that the Investor (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Investor with any notification thereof, unless the Investor is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).
b.The Company, on behalf of itself and the other Company Parties, acknowledges and agrees that the acquisition of the Securities and the execution and adoption of this Subscription Agreement are not intended to establish, and shall not establish, an investment advisory relationship by and among, (i) on the one hand, the Investor or any affiliate, or any of its or their members, owners, partners, officers, directors, employees, agents or representatives (each, an “Investor Party”), and (ii) on the other hand, any member of the Company Group or any of their respective officers, directors, shareholders, partners, members, employees, agents or representatives (each, a “Company Party”), whereby any Investor Party serves as an investment adviser to any Company Party or that would otherwise result in any Investor Party meeting the definition of an investment adviser in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, with respect to any Company Party. Further, the Company, on behalf of itself and the other Company Parties, acknowledges and agrees that the Company Parties are not relying upon any Investor Party for investment advice, analysis or recommendations regarding any investment or potential investment.
c.In the event the Investor or any of its affiliates directly or indirectly holds or otherwise beneficially owns or may otherwise be deemed to beneficially own any of the Company’s securities that are subject to beneficial ownership limitations as of the Closing Date and such securityholder may elect to opt out of or otherwise adjust such beneficial ownership limitations, the Investor agrees neither it nor any of its affiliates will elect to opt out of or otherwise reduce such beneficial ownership limitations until the earlier of (i) such time that any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Act”) have been made by the Company and such securityholder, as applicable, and the applicable waiting period (and any extension thereof) has expired or been terminated and (ii) such time that the Company and such securityholder have agreed in writing that no applicable filing or waiting period is required under the HSR Act.
d.From the date hereof until the Standstill Termination Date, the Company shall not, without the prior written consent of the Investors who purchased at least a majority of the Shares under the Subscription Agreements, issue, enter into any agreement to issue or announce the issuance of any shares of Common Stock or Common Stock Equivalents, in each case other than an Exempt Issuance.

e.The Investor acknowledges that an affiliate of Ares Holdings L.P. (“Ares”) may enter into a Subscription Agreement, that an employee of an affiliate of Ares is a member of the Company’s board of directors and that an affiliate of Ares has certain other governance rights with the Company. The Investor also acknowledges that Ares may be deemed to be in possession of information regarding the Company that has not been provided to the Investor. Furthermore, because Ares may be deemed to be in possession of nonpublic information regarding the Company in the future, Ares may waive certain rights and privileges under its Subscription Agreement and the Warrant regarding the public disclosure of such information. The Investor acknowledges that neither the provision of information by the Company to Ares or its affiliates nor any waiver by Ares of such rights would result in the terms of Ares’ investment under its Subscription Agreement being more favorable terms to the terms provided to the Investor under this Agreement, including for purposes Section 5(i).
15.Definitions. In addition to the terms defined elsewhere in this Subscription Agreement, the following terms have the meanings set forth in this Section 13:
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of April 14, 2025, by and among the Company (or its predecessor), AAC II Merger Sub, Inc. and Kodiak Robotics, Inc.
“business day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Transaction Documents and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities) or to extend the term of such securities, (c) securities issued to a bona fide commercial counterparty on substantially similar terms as securities issued pursuant to the Transaction Documents, (d) securities pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and provided further that any such securities shall are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 12(d), (e) any Earnout RSU or Earnout Stock (each as defined in the Business Combination Agreement) and (f) any securities issued by the Company pursuant to any legal settlement or similar arrangement agreed or entered into by the Company, provided that, in the aggregate, not more than 87,321 shares of Common Stock are issued or deemed issued or issuable upon conversion, settlement, exercise or exchange of any such securities that are Options or Convertible Securities, but any such Exempt Issuance in clauses (a) through (f) shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering, or (ii) to an entity whose primary business is investing in securities.
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Securities” means the Shares, the Warrant and the Warrant Shares.
“Standstill Termination Date” shall mean the date that is three months from the Closing Date.
“Warrant” means, the Common Stock purchase warrant delivered to the Investor at the Closing in accordance with the terms of the Subscription Agreement, which Warrant shall be exercisable immediately and have a term of exercise equal to five years, in the form of the Warrant Certificate set forth in Exhibit A to this Subscription Agreement.
“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:
By:
Name:
Title:
Name in which Securities are to be registered (if different):	Date: ________, 2026
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.:

Aggregate Subscription Amount:
Shares of Common Stock:
☐ If at any time Investor would beneficially own in excess of 9.9% of the Common Stock, Investor elects to be subject to the “Maximum Percentage” set forth in Section 11 of the Warrant.

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.
KODIAK AI, INC.

By:
Name:
Title:
Date:

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):
☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
☐ We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

C.	QUALIFIED PURCHASER STATUS

(Please check the applicable subparagraphs):
1.
☐ A corporation, partnership, limited liability company, trust or other organization that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Company, and less than 40% of the assets of which will consist of interests in the Company (calculated as of the time of the Investor’s execution of this Subscription Agreement); (ii) owns not less than U.S.$5,000,000 in investments; and (iii)is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

2. ☐ A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Company, and less than 40% of the assets of which will consist of interests in the Company (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2) or (3) of this Section C.

3.

☐ An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Company, and less than 40% of the assets of which will consist of interests in the Company (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (ii) has discretionary investment authority with regard to at least U.S. $25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

Exhibit A
Form of Warrant